UNITED STATES
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS DELTA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
BRADLEY D. BLUM
CHARLES M. SONSTEBY
ROBERT MOCK
CRAIG S. MILLER

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has made a definitive filing with the Securities and Exchange Commission of a solicitation statement and an accompanying WHITE request card to be used to solicit requests from shareholders of Darden Restaurants, Inc. (the "Company") to call a special meeting of shareholders to approve a non-binding resolution urging the Board of Directors of the Company not to approve any agreement or proposed transaction involving a separation or spin-off of the Company's Red Lobster business prior to the 2014 Annual Meeting of Shareholders unless such agreement or transaction would require shareholder approval.

On April 14, 2014, Starboard Value LP issued the following press release.

BOTH ISS AND GLASS LEWIS SUPPORT STARBOARD'S EFFORTS TO CALL A SPECIAL MEETING OF DARDEN SHAREHOLDERS

Starboard Gratified that the Two Most Highly-Respected Independent Proxy Voting Advisory Firms
Have Each Recommended that Shareholders CONSENT on Starboard's WHITE Request Card to Call a Special Meeting

Starboard Urges All Darden Shareholders to Follow Glass Lewis' and ISS' Recommendation and Deliver the WHITE Request Card Now Ahead of the Upcoming April 24th Goal Date for Submissions

NEW YORK, April 14, 2014 -- Starboard Value LP (together with its affiliates, "Starboard"), one of the largest shareholders of Darden Restaurants, Inc. ("Darden" or the "Company") (NYSE: DRI), with ownership of approximately 5.5% of the outstanding common stock of the Company, issued a statement to Darden shareholders following last week's support from both Institutional Shareholder Services (ISS) and Glass Lewis & Co. (Glass Lewis). Both ISS and Glass Lewis, the two leading independent proxy voting advisory firms, are recommending that Darden shareholders CONSENT on Starboard's WHITE request card to support Starboard's solicitation to call a special meeting of Darden shareholders (the "Special Meeting"). At the Special Meeting, shareholders would be asked to consider a non-binding resolution urging the Darden Board of Directors (the "Board") not to approve any agreement or proposed transaction involving a Red Lobster separation or spin-off (the "Red Lobster Separation") prior to the 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting") unless such agreement or transaction would require shareholder approval.

Starboard's statement to Darden shareholders:

"Over the past several months, we have detailed in numerous letters and presentations why the proposed Red Lobster Separation is the wrong spin-off, at the wrong time, for the wrong reasons. We firmly believe that your support to call a Special Meeting is absolutely required since the proposed Red Lobster Separation is irreversible and may destroy substantial value, and, if left unchecked, Darden intends to complete the Red Lobster Separation prior to the 2014 Annual Meeting, when all of Darden's directors are up for election. We are extremely gratified that ISS and Glass Lewis, the two most highly-respected independent proxy advisory firms, have each recognized the importance for shareholders to have the opportunity to have their voices formally heard on the Red Lobster Separation and have each recommended that shareholders consent to Starboard's efforts to call the Special Meeting. Importantly, both ISS and Glass Lewis also recognized in their respective reports that the Red Lobster Separation, as currently conceived, threatens to irreversibly destroy shareholder value. Both ISS and Glass Lewis also discussed the prolonged and troubling underperformance of the Company under current management and the Board as an important factor that calls into question the Company's judgment in pursuing the Red Lobster Separation.

Management's recent shareholder-unfriendly Bylaw changes and poor track record when it comes to shareholder and analyst engagement cause us to doubt whether the Company is truly concerned with the views of its shareholders regarding the Red Lobster Separation. As Glass Lewis states in its report, 'Darden's portrayal of itself as a company that is strongly committed to shareholder engagement, that welcomes shareholder input and that values the views of shareholders rings somewhat hollow, to our ears, considering the Company's corporate governance policies and its track record of dealing with investors and analysts who have been critical of the Company.' ISS expressed similar doubts regarding Darden's private engagement with shareholders, noting, 'the private engagement process Darden advocates…inherently lacks transparency, results in answers whose credibility relies on the credibility of the very board whose judgment is being challenged, and may never reach a moment of denouement.'

ISS concluded that a shareholder vote is the most appropriate mechanism for shareholders to express their views on the Red Lobster Separation, noting that 'the value of a shareholder meeting is precisely that it provides a definitive, authentic, and unassailable answer to the question of what shareholders want....the shareholder vote is the premier mechanism for the owners of the company to settle significant questions about the company's future.'

All indications are that, unless, we, as shareholders speak up to oppose them, the Company intends to continue to swiftly move forward with the Red Lobster Separation. We therefore urge all Darden shareholders to CONSENT to Starboard's solicitation using the WHITE request card TODAY to give shareholders the best chance of having the opportunity to formally express their views in an unequivocal manner. While we have set April 24th as the goal date for submitting written requests from shareholders representing at least 50% of the Company's outstanding shareholders, the sooner we can deliver the requisite written requests to call the Special Meeting, the sooner the shareholders will be able to have their voices heard.

Importantly, the Company has publicly disclosed that 'if a special meeting is called and Starboard's proposed resolution is presented to shareholders, serious consideration will be given to the results of the meeting and any other shareholder feedback received by the Company.'

We greatly appreciate the strong support from shareholders who have already consented and urge all of our fellow shareholders to likewise consent by submitting their WHITE request card today to support our efforts to call the Special Meeting."

STARBOARD URGES SHAREHOLDERS TO FOLLOW THE RECOMMENDATIONS OF ISS AND GLASS LEWIS AND ACT NOW TO CALL THE SPECIAL MEETING!

COMPLETE AND RETURN THE WHITE REQUEST CARD TODAY TO ENSURE OUR VOICES ARE HEARD

If you have any questions or require assistance with your vote, please contact Okapi Partners LLC toll-free at (877) 869-0171 or email: info@okapipartners.com.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

Okapi Partners
Bruce H. Goldfarb/Patrick McHugh
(212) 297-0720